As filed with the Securities and Exchange Commission on October 24, 2014

Registration No. 333-198000

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

ON FORM S-8

TO

FORM S-4

Registration Statement
under
The Securities Act of 1933

CONSOLIDATED COMMUNICATIONS
HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	02-0636095 (I.R.S. employer identification no.)

121 South 17th Street
Mattoon, Illinois 61938-3987
(Address of principal executive offices, including zip code)

Hickory Tech Corporation 1993 Stock Award Plan

(Full title of the plan)

Steven L. Childers
Senior Vice President and Chief Financial Officer
Consolidated Communications Holdings, Inc.
121 South 17th Street
Mattoon, Illinois 61938-3987
(Name and address of agent for service)

(217) 235-3311
(Telephone number, including area code, of agent for service)

With a copy to:

Lauralyn G. Bengel
Schiff Hardin LLP
233 South Wacker Drive
Suite 6600
Chicago, Illinois 60606
(312) 258-5670

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.01 per share	145,410(1)	(1)	(1)	(1)

(1)                                 Registration fee with respect to these shares was previously paid in connection with the filing of the Registrant’s Registration Statement on Form S-4 (File No. 333-198000) which was declared effective August 22, 2014.  See Explanatory Note below.

EXPLANATORY NOTE

The Registrant hereby amends its Registration Statement on Form S-4 (File No. 333-198000), effective August 22, 2014 by filing this Post-Effective Amendment No. 2 on Form S-8 relating to shares of common stock, $.01 par value per share (the “Common Stock”) of the Registrant issuable under the Hickory Tech Corporation 1993 Stock Award Plan (the “Plan”).

On October 16, 2014, by virtue of a merger of Sky Merger Sub, a wholly owned subsidiary of the Registrant, with and into Enventis Corporation, each outstanding share of common stock of Enventis Corporation was converted into 0.7042 shares of Common Stock.

Pursuant to the merger agreement, Enventis Corporation and the Registrant have taken the necessary actions to cause the Common Stock to be issuable under the Plan.  Accordingly, Enventis Corporation’s common stock is no longer issuable under the Plan.

This Registration Statement relates to 145,410 shares of Common Stock registered on the Form S-4 that were not issued at the time of the merger and that are issuable under the Plan after the merger.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by Consolidated Communications Holdings, Inc. (the “Registrant”) are incorporated herein by reference:

(1)                                 The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

(2)                                 All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, since December 31, 2013; and

(3)                                 The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A (File No. 000-51446), filed with the Securities and Exchange Commission on July 19, 2005.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

The registrant is incorporated under the laws of the State of Delaware.  Section 145 (“Section 145”) of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the “DGCL”), provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise.  The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal.  A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise.  The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation.  Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the directors’ duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

The registrant’s amended and restated certificate of incorporation provides that, to the fullest extent permitted by the DGCL and except as otherwise provided in the registrant’s amended and restated bylaws, none of the registrant’s directors will be liable to the registrant or its stockholders for monetary damages for a breach of fiduciary duty.  In addition, the registrant’s amended and restated certificate of incorporation permits indemnification of any person who was or is made, or threatened to be made, a party to any action, suit or other proceeding, whether criminal, civil, administrative or investigative, because of his or her status as a director or officer of the registrant, or service as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at the registrant’s request to the fullest extent authorized under the DGCL against all expenses, liabilities and losses reasonably incurred by such person.  Further, the registrant’s amended and restated bylaws provide that such indemnification must be provided to directors and officers, and further provide that the registrant may purchase and maintain insurance on the registrant’s own behalf and on behalf of any other person who is or was a director, officer or agent of the registrant or was serving at the registrant’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this Registration Statement.

Item 9.  Undertakings.

(a)                                 The undersigned Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in  reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

SIGNATURE

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mattoon, State of Illinois, on this 24th day of October, 2014.

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

By:	/s/ Steven L. Childers
Steven L. Childers Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 24th day of October, 2014.

	Signature	Title	Date

	*Robert J. Currey	Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)	October 24, 2014
Robert J. Currey

	*C. Robert Udell, Jr.	President, Chief Operating Officer and Director	October 24, 2014
C. Robert Udell, Jr.

	/s/ Steven L. Childers	Senior Vice President, Chief Financial Officer and Assistant Secretary	October 24, 2014
Steven L. Childers

	*Thomas A. Gerke	Director	October 24, 2014
Thomas A. Gerke

	*Richard A. Lumpkin	Director	October 24, 2014
Richard A. Lumpkin

	*Roger H. Moore	Director	October 24, 2014
Roger H. Moore

	*Maribeth S. Rahe	Director	October 24, 2014
Maribeth S. Rahe

	*Timothy D. Taron	Director	October 24, 2014
Timothy D. Taron

*By:	/s/ Steven L. Childers		October 24, 2014
Steven L. Childers
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Exhibit

3.1

Form of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 dated July 19, 2005 (File No. 333-121086)

3.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated May 4, 2011)

3.3	Amended and Restated Bylaws, as amended (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K dated June 29, 2014)

4

Hickory Tech Corporation 1993 Stock Award Plan, as amended (incorporated by reference to Exhibit 10.1 to Enventis Corporation’s Form 10-Q for the period ended June 30, 2014 and Exhibit 10.1 to Enventis Corporation’s Current Report on Form 8-K dated June 30, 2014)

5.1*	Opinion of Schiff Hardin LLP

5.2	Supplemental Opinion of Schiff Hardin LLP

23.1*	Consent of Ernst & Young LLP

23.2	Supplemental Consent of Ernst & Young

24*	Power of Attorney

*Previously filed